SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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CENTER BANCORP, INC.
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ISS Presentation

April 23, 2007

1

Center Bancorp is Committed to Delivering
Shareholder Value

CNBC has a strong one-, five- and ten-year record of delivering long-term shareholder value:

During the past year, CNBC’s stock has increased nearly 26%.

Over the last five years, total return to shareholders has averaged nearly 17% per year.

A purchase of 1,000 shares of Center Bancorp stock in 1996, with dividends reinvested, would yield a total return of 314% .

CNBC has taken significant steps to grow its non-interest income and lower operating expenses.

CNBC is making important progress on strengthening certain areas of its balance sheet, particularly with regards to its loan portfolio.

We believe the continued execution of our strategic plan will create the greatest value for shareholders long-term

1. Bloomberg Data, Reflects the total return on 1,000 shares purchased on 12/31/1996 and sold on 12/29/2006, assuming reinvestment of dividends.

Serving Some of New Jersey’s Most Affluent
Communities

Union

Berkeley Heights

Boonton/Mountain
Lakes

Madison

Morristown

Springfield

Summit

Vauxhall/Millburn

Median Family Income 2006

$84,010
$61,672
$62,591
$46,242
$70,000
$40,000
$30,000
$20,000
$10,000
$0
U.S.
New Jersey
Morris County
Union County

•

•

CENTER BANCORP INC.

Our Market Opportunity
We believe the demographics of our marketplace will enable us to become a
$1.5 billion bank within five years.

Morris County’s 2006 median
family income exceeds the
national and NJ average median
by 84% and 36%, respectively.

Union County’s 2006 median
family income is in line with
New Jersey and 35% above the
national median.

Source:  US Department of Housing and Urban Development

Center Bancorp Overview

Center Bancorp is the holding company for Union Center National
Bank, one of the largest independent commercial banks
headquartered in New Jersey.

Based in Union, New Jersey, the Bank has a long and rich heritage as a community bank dating back to its founding in 1923.

The Bank began expansion efforts outside of its Union County home in 1992 that continues to this day.

CNBC currently operates 15 banking locations in affluent Central
New Jersey, as well as five remote ATM locations.

Construction has already started on a new branch in Florham Park,
New Jersey and plans are underway to add a branch in Cranford,
New Jersey as well.

Largest commercial bank in Union County.

Total assets:                                                                      $1.05 billion

Deposits:                                                                                $726.8 million

Total Loans:                                                                      $550.4 million                                          8.8%

Commercial Loans:                                                $280.2 million                                          15%

Non-performing assets:                                        0.7% of total assets

Continuing to improve earning asset mix and core deposit growth in 2006 to enhance future earnings performance and sustain revenue growth…

                                                                  Financial Overview

…has translated to greater value for our shareholders going forward.

Current stock price (NASDAQ: CNBC):                           $16.04                                          26% year-
                                                                                                                                                     & nbsp;                                                over year

Market capitalization:                                                                           $212.5 million

Total stockholders’ equity:                                                             $97.8 million

Stockholders’ equity/Total assets:                                        9.28%

Annualized cash dividend per share:                                  $0.36

We or our bank subsidiaries have paid cash dividends for over 30 consecutive years

Stock dividend declared in the last 9 of 11 years, including 2007

                                                                  Financial Overview

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 2001 with dividends reinvested
$250
$200
$150
$100
$50
$0
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Center Bancorp Inc.
S&P ® 500
Hemscott Group Index
SOURCE: GEORGESON INC.

CENTER BANCORP INC.

A Strong Track Record of Shareholder Returns
Over the last five years, Center Bancorp has provided a total return superior to that of both the S&P 500 Index and an index comprised of 112 banks located in the Mid-Atlantic region.

CAGR: 19%
$600
$500
$400
$300
$200
$100
$0
2002
2003
2004
2005
2006
Year

CENTER BANCORP INC.

A Dedication To Enhancing Shareholder Value

Center Bancorp’s management team has implemented a growth strategy that emphasizes strong deposit and loan growth, a more diversified revenue stream and reduced expenses.

Our dedication to customer service and location in some of New Jersey’s fastest-growing markets has helped lead to strong overall loan growth.

CAGR: 3%
$850
$800
$750
$700
$650
$600
$550
$500
Millions
2002
2003
2004
2005
2006
Years

CENTER BANCORP INC.

A Dedication To Enhancing Shareholder Value

Strong deposit growth has helped CNBC fund asset growth through the years.

A Dedication To Enhancing Shareholder Value
Pending acquisition of Beacon Trust Company will boost CNBC’s non-interest income, diversify its earnings stream and add to EPS

Beacon Trust, a privately held limited purpose trust company with $1.3 billion in managed assets based in Madison, New Jersey, will give CNBC customers access to a full range of trust and investment services for the first time.

Deal provides CNBC with trust customers in every state along the Eastern
Seaboard and ability to further enhance its non-interest income stream.

Maximum purchase price: $10.3 million in cash and stock.

Deal expected to be accretive to the company’s earnings per share in the first 12 months following closing.

A Dedication To Enhancing Shareholder Value
Our Board and Management remain extremely focused on lowering expenses and controlling costs to help boost net income and improve efficiency

In 2006, CNBC implemented initiatives to increase branch
profitability, reduce salaries and benefits, and lower overtime expense.

The Board implemented changes in late 2006 that affect the
compensation for senior managers. As a result, in 2007, no
member of senior management received:

Any base salary increase

Any cost of living increase

Any merit increase or bonus

In March 2007, we announced a plan to reduce salary and benefits expenses overall by $1.1 million annually, or 9%.

Corporate Governance Profile

Senior management team has significant experience in New Jersey community banking:

John J. Davis – President & CEO. Joined the Bank nearly 30 years ago as a senior loan officer and has helped build the Bank from having less than $75 million in assets to where it is today.

Anthony Weagley – Chief Financial Officer. Joined Center Bancorp more than 20 years ago and held a variety of positions with the Bank.

Lori A. Wunder – Senior Vice President – Senior Operations and Data Processing
Officer – joined Center more than 20 years ago.

John F. McGowan - Senior Vice President – Senior Business Development and
Marketing Officer.  Also runs in house advertising agency.  Has more than 35 years of community bank experience, including 12 years with Center.

Charles E. Nunn, Jr. – Senior Vice President – Senior Human Resources Officer –
Has more than 32 years of community bank experience including the past 3 years at Center.

President & CEO John J. Davis recently voluntarily agreed to amend his employment contract and significantly lower the severance and benefits compensation that would be received if there were a Change of Control event.

Corporate Governance Profile

11 of 14 Board members are independent.

The Compensation, Audit, Executive and Nominating committees consist entirely of independent directors.

All of the Board members are respected business and community leaders who are well-known within Center Bancorp’s core market and boast a diversified background in finance, real estate, investing and community involvement.

Positions of Chairman and Chief Executive Officer are separate.

None of the Board members serves on any other public company boards.

All Board members own stock in the company.

Board members and executive officers collectively own 8.95% of the outstanding shares.

No shareholder rights plan.

All stock-based incentive plans have been approved by shareholders.

We Believe Our Nominees Are Highly Qualified
to Help Deliver Long-Term Shareholder Value

            We believe that Center Bancorp’s nominees are highly qualified business and community leaders who helped both develop the company’s current strategic plan and are well suited to continue implementing it .

Brenda Curtis

Now retired, she was the former Regional Vice President of the
Eastern Division of the American Cancer Society, where she worked for more than 20 years, all in New Jersey.

John J. Davis

President and CEO of Center Bancorp, where he has worked for nearly 30 years.  Served as president and CEO for more than 25 years.

Donald G. Kein

A Partner with the law firm of Kein, Pollaschek & Greenstein, based in Union, New Jersey.

Norman F. Schroeder

President and CEO of NFS Associates Inc., a construction services company based in Union, New Jersey.

We Believe Our Nominees Are Highly Qualified
to Help Deliver Long-Term Shareholder Value

            In addition to their relevant experience, the company’s nominees have helped oversee:

The continued growth of deposits and loans at Union Center National
Bank.

The continued high level of credit quality.

The continued strengthening of the company’s balance sheet.

The continued emphasis on diversifying the company’s revenue stream and lowering expenses.

A nearly 26% increase in the company’s stock price during the last year.

Conversely, We Believe the Dissident
Nominees Would Represent a Disruptive Force
and Impede the Bank’s Ability to Deliver Long-
Term Value

Despite the dissidents' protestations to the contrary, based on Mr.
Seidman's track record of selling banks,  it is our opinion that the dissident slate has  no real strategy to build long-term value for Center Bancorp's shareholders.

Instead, they have focused on hiring an investment bank to explore a possible sale of the Bank.

We believe that this strategy ignores CNBC’s significant long-term value and the progress made to date on the company’s strategic plan.

CNBC’s Nominees are Committed to Pursuing
the Strategic Plan and Enhancing Value

We believe that CNBC’s strong one-, five- and ten-year stock performance is further evidence the Bank is headed in the right direction and committed to enhancing value for all shareholders.

The Bank’s location in affluent Union and Morris counties position it to continue building on its recent strong loan and deposit growth.

Recent announcements ranging from the Beacon Trust acquisition to the expense reduction plan demonstrate that the current Board and
Management are aggressively seeking ways to further strengthen the company’s balance sheet and improve profitability.

The Bank’s nominees are well-regarded members of our community who bring  diverse backgrounds based in finance, real estate and community involvement.

Forward-Looking Statements

            All non-historical statements in this presentation (including statements regarding our projected size in the future, the impact of our pending acquisition of Beacon Trust Company and other future trends) constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan,"
"anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the risks cited in reports filed by the
Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center
Bancorp, Inc. assumes no obligation for updating any such forward-
looking statement at any time.

Proxy Language

            In connection with the 2007 Annual Meeting, Center Bancorp, Inc. filed a proxy statement with the Securities and Exchange Commission (“SEC”)
and commenced mailing to shareholders on or about April 5, 2007.
Center Bancorp shareholders are urged to read the proxy statement carefully because it contains important information.  Investors and shareholders may obtain a free copy of the proxy statement, and other material and any other documents that may be filed by Center Bancorp with the SEC in connection with the 2007 Annual Meeting, through the
SEC’s web site www.sec.gov.  Shareholders may also obtain free copies of the proxy statement and other documents filed by Center Bancorp in connection with the 2007 Annual Meeting by directing a request to: Center
Bancorp, Inc. at 2455 Morris Avenue, Union, New Jersey 07083, Attention:
Anthony C. Weagley, Chief Financial Officer.